Prudential Investment Portfolios 8
Gateway Center Three
100 Mulberry Street, 9h Floor
Newark, NJ 07102-4077


									December 28, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Prudential Investment Portfolios 8
		File Nos. 811-06677 and 33-48066

	On behalf of the Prudential Investment Portfolios 8 enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.  This document has been filed using the EDGAR system.  Should you have any questions, please contact me at (973) 367-7482.



								Very truly yours,

      								/s/ Peter Parrella
     								Peter Parrella
      								Assistant Treasurer